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                                                                    Exhibit H-1

                                   Before the

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

Release No.       , 2003

------------------------



In the Matter of:

CenterPoint Energy, Inc.
1111 Louisiana
Houston, Texas 77002

Utility Holding, LLC
200 West Ninth Street Plaza
Suite 411
Wilmington, Delaware 19801


     CenterPoint Energy, Inc., a registered holding company, and its subsidiary Utility Holding, LLC, also a registered holding company, have filed an Application/Declaration seeking authority for certain financing and other transactions through March 31, 2006 under the Public Utility Holding Company Act of 1935.

     The filing and any amendments thereto are available for public inspection through the Commission's Office of Public Reference. Interested persons wishing to comment or request a hearing should submit their views in writing by ______, 2003 to the Secretary, Securities and Exchange Commission, 450 Fifth St., N.W., Washington, D.C. 20549.